EXHIBIT 23.2
Consent of Independent Registered Public Accounting Firm
The Board of Directors
FSI International, Inc.:
We consent to the incorporation by reference in this Registration Statement on Form S-8 of FSI International, Inc. of our report dated November 3, 2008, with respect to the consolidated balance sheets of FSI International, Inc. and subsidiaries (the “Company”) as of August 30, 2008 and August 25, 2007, and the related consolidated statements of operations, stockholders’ equity and comprehensive loss, and cash flows for each of the years in the three-year period ended August 30, 2008, which report appears in the August 30, 2008 annual report on Form 10-K of FSI International, Inc.
Our report dated November 3, 2008 states that the Company adopted the provisions of Securities and Exchange Commission Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements When Quantifying Misstatements in Current Year Financial Statements, as of August 27, 2006.
/s/ KPMG LLP
Minneapolis, Minnesota
April 9, 2009